PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS

                                                  ---------, ----


         The undersigned shareholder of Phoenix Convertible Fund Series (the "Convertible Fund"), revoking any and all previous proxies heretofore given for shares of the Convertible Fund held by the undersigned ("Shares"), does hereby appoint [_____________________] and [_____________________], and each and any of them, with full power of substitution each, to be the attorneys and proxies of the undersigned (the "Proxies"), to attend the special meeting of the shareholders of the Convertible Fund to be held on the____ day of September, 1998, at [________] A.M., local time, at the offices of the Convertible Fund at 101 Munson Street, Greenfield, Massachusetts 01301, and any adjournments thereof (the "Meeting"), and to represent and direct shares of the Convertible Fund held by the undersigned as of the record date for the Meeting for the Proposal specified below.

         This proxy, if properly executed, will be voted in the manner as directed herein by the undersigned shareholder. Unless otherwise specified below in the squares provided, the undersigned's vote will be cast "FOR" the Proposal. If no direction is made for the Proposal, this proxy will be voted "FOR" the Proposal. In their discretion, the Proxies are authorized to transact and vote upon such other matters and business as may come before the Meeting or any adjournments thereof.

         To approve an Agreement and Plan of Reorganization (the "Plan"), and the transactions contemplated thereby, including (a) the transfer of all or substantially all of the assets of the Convertible Fund to Phoenix Income and Growth Fund (the "Income and Growth Fund") and the assumption by the Income and Growth Fund of certain identified liabilities in exchange for shares of the corresponding class of the Income and Growth Fund and (b) the distribution of the shares of the Income and Growth Fund so received to shareholders of the Convertible Fund.


         FOR   [   ]             AGAINST   [   ]                 ABSTAIN   [   ]


         To transact such other business as properly may come before the Meeting or any adjournment(s) thereof.

         To avoid the expense of adjourning the Meeting to a subsequent date, please return this proxy in the enclosed self-addressed, postage-paid envelope.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF PHOENIX SERIES FUND, WHICH RECOMMENDS A VOTE FOR THE PROPOSAL.

                                          Dated:                         , 1998
                                                 ------------------------



                                          --------------------------------------
                                          Name



                                          --------------------------------------
                                          Signature of Shareholder